Exhibit 10.14.2
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Second Amendment”) is made and entered into as of November 20, 2008, by and between CNA Financial Corporation, a Delaware corporation (the “Company”), and Stephen W. Lilienthal (the “Executive”), as a further amendment to that certain Employment Agreement between the Executive and the Company, dated as of October 26, 2005 (“Original Employment Agreement”), as amended by that certain amendment to employment agreement (the “First Amendment”) made and entered into as of August 20, 2008 (the Original Employment Agreement, as so amended, the “Employment Agreement”):
WITNESSETH:
     WHEREAS, the parties wish to amend the Employment Agreement in certain respects to reflect a certain change in the terms and conditions of Executive’s employment as further provided hereinbelow;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is covenanted and agreed by the Executive and the Company as follows:
     1. Notwithstanding any provision in the Employment Agreement to the contrary, the Term of Executive’s employment is hereby amended so that it is to expire on January 1, 2009.
     2. Except for preserving the definition of a “CEO Succession,” Section 3(a) of the First Amendment is hereby stricken in its entirety and shall be of no further force or effect.
     3. Upon the expiration of the Term of Executive’s employment on January 1, 2009, Executive shall be deemed to have retired from the Company and the provisions of Sections 3(b) and 4 of the First Amendment shall continue to apply except as expressly provided below:
          (a) the amounts owing to Executive pursuant to Sections 3(b) and 4(d)(i) of the First Amendment shall include amounts reflecting the applicable contributions Executive would have otherwise received pursuant to Section 3(f) of the Original Agreement if Executive’s employment had continued through June 8, 2009, namely, the Employer Basic Contribution and the Fixed Match Contribution under the SES-CAP, which amounts shall be calculated as though the entire amounts owing to Executive pursuant to Sections 3(b) and 4(d)(i) of the First Amendment were “Compensation” that exceeds the “Tax Limits,” as both such terms are defined in such plan, and as if Executive had deferred the maximum percentage of such amounts permitted under such plan;
          (b) the amounts owing to Executive pursuant to Sections 3(b) and 4(d)(i) of the First Amendment, as increased by the amounts set forth above in Section 3(a) of this Second Amendment, shall be payable in a lump sum upon Executive’s separation from service, provided, however, such payment may be subject to postponement pursuant to the provisions of Section 6 of the First Amendment;

          (c) the post-termination period described in Section 4(d)(ii) of the First Amendment shall expire on January 1, 2012, rather than June 8, 2010;
          (d) the post-termination period described in Section 4(d)(iii) of the First Amendment shall expire on January 1, 2012, rather than June 8, 2012; and
          (e) the provisions of Section 6 of the First Amendment relating to compliance with Section 409A of the Code shall remain in effect, and in order to implement such provisions, all amounts payable to Executive pursuant to Sections 3(b) and 4(d)(i) of the First Amendment and Section 6.3(a)(ii) of the Original Agreement following the termination of his employment on January 1, 2009 that would otherwise be payable before July 1, 2009 shall be deferred and paid in a lump sum on the first payroll date following July 1, 2009.
     4. The Company shall pay any professional fees incurred by the Executive to negotiate and prepare this Second Amendment, grossed up to the extent any amount is taxable to him.
     5. The Employment Agreement is ratified, affirmed and continued, as amended by this Second Amendment. All capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Employment Agreement.
     IN WITNESS WHEREOF, the parties have entered into this Second Amendment effective as of the date first set forth above.
CNA FINANCIAL CORPORATION

By:	/s/ Robert M. Mann
Printed Name: Robert M. Mann
Title: Senior Vice President & Deputy General Counsel
STEPHEN W. LILIENTHAL

/s/ Stephen W. Lilienthal

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